Exhibit 7.1

AGREEMENT REGARDING JOINT FILING

OF STATEMENT ON SCHEDULE 13D

Each of the undersigned hereby acknowledges and agrees, pursuant to the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit, and any amendments thereto, with respect to the beneficial ownership of the undersigned of shares Common Stock of EnteroMedics, Inc., will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned.

Dated:	May 27, 2015	KEVIN DOUGLAS

*Kevin Douglas

MICHELLE DOUGLAS

*Michelle Douglas

K&M DOUGLAS TRUST

*Kevin Douglas
		By:	Kevin Douglas
		Title:	Trustee

*Michelle Douglas
		By:	Michelle Douglas
		Title:	Trustee

JAMES DOUGLAS AND JEAN DOUGLAS
IRREVOCABLE DESCENDANTS’ TRUST

*Kevin Douglas
		By:	Kevin Douglas
		Title:	Trustee

*Michelle Douglas
		By:	Michelle Douglas
		Title:	Trustee

DOUGLAS FAMILY TRUST

* James E. Douglas, Jr.
		By:	James E. Douglas, Jr.
		Title:	Trustee

* Jean A. Douglas
		By:	Jean A. Douglas
		Title:	Trustee

*By:	/s/ Eileen Wheatman
Eileen Wheatman
Attorney-in-fact